FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

 [vcWashington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) April 17, 2018

HOME TREASURE FINDERS, INC.
 (Exact name of Registrant as specified in its charter)

COLORADO	000- 176154	26-3119496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4316 Tennyson Street
Denver, Colorado 80212
 (Address of principal executive offices and Zip Code)

(720) 273-2398
 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 14, 2018 Corey Wiegand the President and employing broker For Home Treasure Finders ("Registrant") received a fully executed copy of the Stipulation and Final Agency Order issued by the Colorado Department of Regulatory Agencies through the Colorado Division of of Real Estate enforcement unit (the "Commission"). The proposed stipulation had been previously executed by said Corey Wiegand. The administrative action commenced as a result of a complaint filed by a tenant in one of the units managed by the Registrant and while initially challenged, eventually it was determined by management of the Registrant to enter into the agreed stipulation.

The Stipulation provides for a fine of $1725, requires Mr. Wiegand to complete 10 hours of additional commission approved education and to hire a new employing broker and provide the commission with a statement of supervision within 20 days of April 11, 2018, the date the Stipulation was approved by the Commission. The stipulation provides that Mr. Wiegand's license is downgraded to that of a broker associate requiring him to work under the supervision of an employing broker for a period of two years. After this two-year period he may apply to upgrade his license once more. The required "employing broker" to be hired must be approved by the commission and supervise Mr. Wiegand for a period of 12 months which form of supervision must also be approved by the commission. Additionally, should Mr. Wiegand choose to change his employment during the two-year period of reduced licensure as a real estate broker he is required to advise the Commission and supply the Commission with the same protocol from the then intended "employer broker". The failure to comply with any of the requirements of the Stipulation could result in further disciplinary action against Mr. Wiegand by the Commission.

Mr. Wiegand is currently interviewing potential "employing brokers" and expects to have completed this process including the submission of the required supervision protocol to the Commission in a timely fashion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME TREASURE FINDERS, INC.
(Registrant)

DATE: April 17, 2018	BY:	/s/ Corey Wiegand
Corey Wiegand
President